Exhibit 10.24

SECURITIES PURCHASE AGREEMENT
AUGUST 5, 2026
by and among
UWM HOLDINGS CORPORATION,
THE OAKTREE PURCHASERS NAMED HEREIN, SFS HOLDING CORP.,
MATHEW ISHBIA,
and
SFS GROUP CAPITAL, LLC

TABLE OF CONTENTS
i

UWM HOLDINGS CORPORATION
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of August [5], 2026, by and among UWM Holdings Corporation, a Delaware corporation (the “Company”), SFS Holding Corp., Michigan corporation (“SFS”), Mathew Ishbia, as an indirect equity holder of SFS (“Mathew Ishbia”), and SFS Group Capital, LLC, a Delaware limited liability company (the “Ishbia Purchaser” and, together with SFS and Mathew Ishbia, the “Ishbia Parties”), and each of the entities listed under the heading Oaktree Purchasers on the signature pages attached hereto (each, an “Oaktree Purchaser” and collectively, the “Oaktree Purchasers” and, together with the Ishbia Purchaser, each a “Purchaser” and collectively, the “Purchasers”).
The parties hereby agree as follows:
1Purchase and Sale of Preferred Stock and Warrants.
1.1Sale and Issuance of Series A Preferred Stock and Warrants.
(a)The Company shall adopt and file with the Secretary of State of the State of Delaware simultaneously with the execution and delivery of this Agreement the Certificates of Designation in the forms of Exhibit A-1 and Exhibit A-2 attached to this Agreement (each, as amended, restated or otherwise modified from time to time in accordance with its terms, collectively, the “Certificates of Designation” and each, a “Certificate of Designation”).
(b)On the terms and subject to the conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the Closing and the Company agrees to sell and issue to each such Purchaser at the Closing the number of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, each par value $0.0001 per share (collectively, the “Series A Preferred Stock”) set forth opposite such Purchaser’s name in Exhibit B hereto with an initial purchase price of $1,000.00 per share (the “Purchase Price”) for an aggregate purchase price of $1,650,000,000.00 (the “Aggregate Purchase Price”). The shares of Series A Preferred Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”
(c)On the terms and subject to the conditions of this Agreement, the Company agrees to issue (i) to the Oaktree Purchasers an aggregate of 150 million Class A Warrants and 150 million Class B Warrants, in the amounts that are set forth opposite such Purchaser’s name in Exhibit B hereto (collectively the “Oaktree Warrants”) and (ii) to the Ishbia Purchaser an aggregate of 15 million Class A Warrants and 15 million Class B Warrants (collectively, the “Ishbia Warrants” and together with the Oaktree Warrants, the “Warrants”).
1.2Closing; Delivery. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof (the “Closing Date”), remotely via the electronic exchange of documents and signatures.
(a)At the Closing, the Company shall:
(i)duly file, or cause to be duly filed, the Certificates of Designation with the Secretary of State of the State of Delaware and deliver a certified copy of the Certificates of Designation that was duly filed with the Secretary of State of the State of Delaware to the Purchasers;
(ii)deliver or cause to be delivered to the Purchasers:

(1)stock certificates, or such other evidence reasonably acceptable to the Oaktree Purchasers, evidencing the ownership by the Purchasers of the applicable number of shares of Series A Preferred Stock as contemplated by this Agreement;
(2)a certificate of good standing of the Company as of a date no earlier than two (2) Business Days prior to the Closing Date;
(3)counterparts to each of the Warrant Agreements, including the warrant certificates representing the Warrants issued to the Purchasers;
(4)counterpart to the other Transaction Agreements executed by the Company or Holdings to which the Company or Holdings, as applicable, is a party;
(5)a fully executed copy of the LLC Agreement and evidence reasonably acceptable to the Oaktree Purchasers of the issuance of the Preferred Units; and
(6)copies of the resolutions or written consents duly adopted by the Board of Directors and certified by the Company’s secretary authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, including approvals for the increase in the size of the Board of Directors, the appointment of the Series A Investor Designees (as defined in the Investor Rights Agreement), and the rights offering record date, as applicable.
(iii)pay, or cause to be paid to the Oaktree Purchasers (which may be set off against the portion of the Aggregate Purchase Price payable by the Oaktree Purchasers, at the Oaktree Purchasers’ sole discretion), any unpaid portion of the Transaction Expenses; and
(iv)have publicly announced the Rights Offering in the manner and as described in the Support and Backstop Purchase Agreement; and
(v)deliver or cause to be delivered any other customary documents or certificates reasonably requested by the Oaktree Purchasers.
(b)At the Closing, the Purchasers shall (i) severally and not jointly pay (or cause to be paid) to the Company the portion of the Aggregate Purchase Price payable by each such Purchaser as set forth opposite such Purchaser’s name on Exhibit B by wire transfer to a bank account designated by the Company in writing at least two (2) Business Days prior to the date hereof, and (ii) deliver to the Company executed counterparts to the Investors Rights Agreement, Security Documents (to the extent party thereto), and the Warrant Agreements.
(c)At the Closing, the Ishbia Parties shall deliver or cause to be delivered:
(i)execute and deliver the Support and Backstop Purchase Agreement executed by Mathew Ishbia and the Ishbia Purchaser to the Company and Oaktree Purchasers;
(ii)execute and deliver the Support Agreement executed by the Ishbia Parties to the Oaktree Purchasers;
(iii)cause their legal counsel to deliver a customary legal opinion for financings of the type contemplated hereunder, dated as of the date hereof and addressed to the

Oaktree Purchasers, in form and substance reasonably satisfactory to the Oaktree Purchasers, which legal opinion shall include, without limitation, customary opinions related to the creation and perfection of security interests created under the Security Documents; and
(iv)counterparts to the Security Documents, executed by each of the Ishbia Parties party thereto to the Oaktree Purchasers.
(d)At the Closing, Oaktree Purchasers shall deliver to the Company and the Ishbia Parties an executed counterpart of the Support and Backstop Purchase Agreement and to each of the other Transaction Documents to which the Oaktree Purchasers are party.
1.3Use of Proceeds. The Company shall use the proceeds from the sale of the Shares, Warrants, and the Rights Offering (a) to redeem the 2027 Senior Notes in full, (b) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Agreements (including the Transaction Expenses), (c) to the extent any amount remain available following the payments contemplated by the foregoing clauses (a) – (b), to repay all amounts outstanding under the MSR Facilities (or such portion equal to the amount of then remaining funds), and (d) to the extent any amounts remain following the payments contemplated by the foregoing clauses (a) – (c), for general corporate purposes.
1.4Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)“409A Plan” has the meaning set forth in Section 2.2(h).
(b)“2025 Form 10-K” has the meaning set forth in Section 2.3.
(c)“2027 Senior Notes” means those certain Senior Notes due June 15, 2027, issued pursuant to that certain Indenture, dated as of November 22, 2021, between United Wholesale Mortgage, LLC, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended, restated, supplemented or otherwise modified from time to time.
(d)“Affiliate” has the meaning set forth in the Investors Rights Agreement.
(e)“Agreement” has the meaning set forth in the Preamble.
(f)“Aggregate Purchase Price” has the meaning set forth in Section 1.1(b).
(g)“Anti-Bribery Laws” has the meaning set forth in Section 2.26.
(h)“Board of Directors” means the Board of Directors of the Company.
(i)“Business Day” means any day, other than a Saturday, a Sunday, any other day on which commercial banks in New York, New York are authorized or required by law to be closed.
(j)“Bylaws” means the Amended and Restated Bylaws of the Company, as amended, modified or restated from time to time in accordance with its terms and the terms of the Certificates of Designation.
(k)“Certificate of Designation” has the meaning set forth in Section 1.1(a).
(l)“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto, as the same may be amended from time to time in accordance with its terms and the terms of the Certificates of Designation.
(m)“Closing” has the meaning set forth in Section 1.2.
(n)“Closing Date” has the meaning set forth in Section 1.2.
(o)“Class A Common Stock” has the meaning set forth in Section 2.2(a)(i).
(p)“Class B Common Stock” has the meaning set forth in Section 2.2(a)(iii).
(q)“Class C Common Stock” has the meaning set forth in Section 2.2(a)(iii).
(r)“Class D Common Stock” has the meaning set forth in Section 2.2(a)(ii).
(s)“Class A Warrants” shall mean each warrant to purchase one share of Class A Common Stock at an exercise price of $6.00, subject to adjustment, issued on the Effective Date in accordance with the Warrant Agreement.
(t)“Class B Warrants” shall mean each warrant to purchase one share of Class A Common Stock at an exercise price of $2.00, subject to adjustment, issued on the Effective Date in accordance with the Warrant Agreement.
(u)“Code” means the Internal Revenue Code of 1986, as amended.
(v)“Common Stock” has the meaning set forth in Section 2.2(a)(i).
(w)“Company” has the meaning set forth in the Preamble.
(x)“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).
(y)“Company Indemnitor” has the meaning set forth in Section 5.1.
(z)“Company Indemnitees” has the meaning set forth in Section 5.2.
(aa)“Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, trade names, indicia of origin, published and unpublished works of authorship, copyrights, rights in software, data, database rights, trade secrets, domain names, uniform resource locators, social media handles, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, goodwill, common law rights and moral rights associated therewith (collectively, “Intellectual Property Rights”), in each case that are owned or purported to be owned by the Company or any of its Subsidiaries.
(ab)“Company Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.
(ac)“Confidential Information Agreements” has the meaning set forth in Section 2.20.
(ad)“Conventional MSR Facility” means the Loan and Security Agreement between United Wholesale Mortgage, LLC and Citibank, N.A., as amended, restated, supplemented or otherwise modified from time to time.
(ae)“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “under common Control with” and “Controlling” have correlative meanings.
(af)“Damages” has the meaning set forth in Section 5.1.
(ag)“Direct Claim” has the meaning set forth in Section 5.6.
(ah)“Disclosure Schedule” has the meaning set forth in Section 2.
(ai)“Disqualification Event” has the meaning set forth in Section 2.5(b).
(aj)“DTC” has the meaning set forth in Section 4.4.
(ak)“Environmental Laws” has the meaning set forth in Section 2.23.
(al)“ERISA” has the meaning set forth in the definition of “Company Plan”.
(am)“ERISA Affiliate” has the meaning set forth in Section 2.18(g).
(an)“Event” has the meaning set forth in the definition of “Material Adverse Effect”.
(ao)“Exchange Act” has the meaning ascribed to such term in the Certificates of Designation.
(ap)“FCPA” has the meaning set forth in Section 2.26(a).
(aq)“Financial Statements” has the meaning set forth in Section 2.14.
(ar)“Fundamental Representations” means the representations and warranties contained in Section 2.1 (Organization, Good Standing, Corporate Power and Qualification), Section 2.2 (Capitalization), Section 2.4 (Authorization), Section 2.5 (Valid Issuance of Shares), Section 2.11 (Certain Transactions), Section 2.14 (SEC Documents; Financial Statements), and Section 2.35 (Disclosure of Information).
(as)“GAAP” has the meaning set forth in Section 2.14.
(at)“Ginnie Mae MSR Facility” means the Credit Agreement, dated as of March 20, 2026, between UWM MSR Facility 1, LLC, as borrower, United Wholesale Mortgage, LLC (“UWM”), as guarantor, Goldman Sachs Bank USA, as administrative agent, and the lender parties thereto, as amended, restated, supplemented or otherwise modified from time to time.
(au)“Governmental Authority” means any domestic or foreign governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body, court or entity.

(av)“Governmental Order” means any order, writ, judgment, injunction, decree or award entered by or with any Governmental Authority.
(aw)“Hazardous Substance” has the meaning set forth in Section 2.23.
(ax)“Holdings” has the meaning set forth in the definition of “LLC Agreement”.
(ay)“HSR Act” has the meaning set forth in Section 4.8(a).
(az)“Indemnitee” has the meaning set forth in Section 5.2.
(ba)“Indemnitor” has the meaning set forth in Section 5.2.
(bb)“Intellectual Property Rights” has the meaning set forth in the definition of “Company Intellectual Property”.
(bc)“Investors Rights Agreement” means the Series A Investor Rights Agreement between the Company and the Purchasers dated as of the date of hereof, in the form of Exhibit C attached to this Agreement, as amended, restated or otherwise modified from time to time in accordance with its terms.
(bd)“Ishbia Parties” has the meaning set forth in the Preamble.
(be)“Ishbia Purchaser” has the meaning set forth in the Preamble.
(bf)“IT Systems” means computer systems, servers, network equipment and other computer hardware and information technology, network, and telecommunications systems and infrastructure owned or used by, or relied upon by, the Company or any of its Subsidiaries.
(bg)“Key Employee” means any Executive Officer as defined in Rule 3b-7 promulgated under the Exchange Act.
(bh)“knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of the Chief Executive Officer, Chief Financial Officer and the EVP Compliance and Legal Affairs of the Company.
(bi)“Law” means any federal, state, local or foreign law, common law, act, code, statute or ordinance, or any rule, regulation, judgment, order, writ, injunction, ruling or decree of any Governmental Authority.
(bj)“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
(bk)“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of UWM Holdings, LLC, a Delaware limited liability company (“Holdings”), dated as of the date hereof, in the form of Exhibit D attached to this Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Certificates of Designation.
(bl)“Mathew Ishbia” has the meaning set forth in the Preamble.

(bm)“Material Adverse Effect” means any event, circumstance, effect, change, development, fact, condition or development (each an “Event” and collectively, “Events”) that, individually or taken together with one or more other Events, has or would be reasonably expected to have a material adverse effect on (x) the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company and its Subsidiaries, taken as a whole or (y) the Company’s or the Ishbia Parties’ ability to perform their respective obligations under this Agreement and the other Transaction Agreements, other than, in the case of the foregoing clause (x), the following (none of which may be taken into account in determining whether a Material Adverse Effect has occurred other than as expressly provided below): (i) Events resulting from a general deterioration in the economy or changes in the general state of the markets or industries in which the Company and its Subsidiaries operate, (ii) Events generally affecting the economy or the debt, credit or securities markets (including any decline in the price of any security or any market index or any change in interest or exchange rates), in each case, in the United States or anywhere else in the world, (iii) any hostilities or declared or undeclared acts of war, sabotage, terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage, terrorism or military actions existing or underway as of the date hereof, or any acts of God, including hurricanes, earthquakes, floods or other national disaster, (iv) changes in applicable Law or the interpretation thereof after the date hereof, (v) changes in GAAP or other accounting requirements or principles or the interpretation thereof after the date hereof, (vi) any failure of the Company or its Subsidiaries to meet or achieve the projections, forecasts or revenue or earning predictions for any period (provided, that this clause (vi) shall not prevent a determination that any Event underlying such failure has resulted in a Material Adverse Effect, to the extent such Event is not otherwise excluded from this definition of Material Adverse Effect), except, in the case of clauses (i) through (v) above, to the extent such Event has had or is reasonably expected to have a disproportionately adverse effect on the Company and its Subsidiaries or their respective businesses as compared to other Persons operating in a similar industry or geographic location as those that the Company and its Subsidiaries and their respective businesses operate (in which case the incremental disproportionate impact or impacts of such Events may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).
(bn)“MSR Facilities” means, collectively, the Conventional MSR Facility and the Ginnie Mae MSR Facility.
(bo)“Mortgage Licenses” has the meaning set forth in Section 2.31(a).
(bp)“NYSE” has the meaning set forth in Section 2.14.
(bq)“Oaktree Purchaser” has the meaning set forth in the Preamble.
(br)“PCBs” has the meaning set forth in Section 2.23.
(bs)“Permitted Liens” means the Liens specifically disclosed in the Company’s SEC Documents.
(bt)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(bu)“Personal Information” has the meaning set forth in Section 2.24.
(bv)“Preferred Stock” has the meaning set forth in Section 2.2(a)(ii).
(bw)“Preferred Units” means the preferred units issued by Holdings to the Company on the Closing Date pursuant to the LLC Agreement.

(bx)“Privacy Requirements” has the meaning set forth in Section 2.24.
(by)“Proceeding” has the meaning set forth in Section 2.7.
(bz)“Purchase Price” has the meaning set forth in Section 1.1(b).
(ca)“Purchaser” has the meaning set forth in the Preamble.
(cb)“Purchasers Indemnitees” has the meaning set forth in Section 5.1.
(cc)“Purchasers Indemnitor” has the meaning set forth in Section 5.2.
(cd)“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.
(ce)“Requisite Series A-1 Investor Majority” has the meaning ascribed to such term in the Series A-1 Preferred Stock Certificate of Designation.
(cf)“Requisite Series A-2 Investor Majority” has the meaning ascribed to such term in the Series A-2 Preferred Stock Certificate of Designation.
(cg)“Rights Offering” has the meaning set forth in the Support and Backstop Purchase Agreement.
(ch)“Sanctions” has the meaning set forth in Section 2.26(c).
(ci)“SEC” has the meaning set forth in Section 2.14.
(cj)“SEC Documents” means all forms, reports, schedules and statements that have been filed or furnished by the Company with the SEC under the Exchange Act or the Securities Act in the twelve (12) months prior to the date of this Agreement (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature).
(ck)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(cl)“Securitization” means a public or private transfer, pledge, re-pledge, sale or financing, on a fixed or revolving basis, (collectively, “financing”) of (i) servicing advances or mortgage servicing rights, (ii) mortgage loans, (iii) installment contracts, (iv) deferred servicing fees, (v) warehouse loans secured by mortgage loans, (vi) mortgage backed and other asset backed securities, including interest only securities, and securitization securities, (vii) dealer floorplan loans, (viii) other loans and related assets, and/or (ix) other receivables (including, but not limited to, receivables), residual interests, REO assets, other financeable assets, collections or proceeds of any of the foregoing or similar assets and any other asset capable of being securitized or transferred, pledged, re-pledged or sold in connection with securitizations, in each case where such financing of securitization assets is done in a manner by which the company or any of its restricted subsidiaries directly or indirectly securitizes a pool of securitization assets including, but not limited to, any such transaction involving the sale, transfer, contribution, pledge or re-pledge of securitization assets to a securitization entity or the issuance by a securitization entity of securitization securities that are used to directly or indirectly finance securitization assets.

(cm)“Securitization Indebtedness” means (i) indebtedness of the Company or any of its Subsidiaries incurred pursuant to on-balance sheet Securitizations and (ii) any indebtedness consisting of advances or other loans made to the Company or any of its Subsidiaries based upon securities issued by the Company or one of its Subsidiaries pursuant to a Securitization, and acquired or retained by the Company or any of its Subsidiaries. Without limiting the foregoing, it is expressly understood and agreed that each of the following transactions are Securitization Indebtedness: (i) the sale of loans to Fannie Mae, Freddie Mac, or the FHLB, (ii) the issuance of securities by the Company or a Subsidiary under one of Ginnie Mae’s mortgage-backed securities programs, including a home-equity conversion mortgage program, and (iii) liabilities associated with the Company or its Subsidiaries’ home equity conversion mortgage loan inventory.
(cn)“Security Documents” has the meaning ascribed to such term in the Series A-1 Preferred Stock Certificate of Designation.
(co)“Series A Period” has the meaning set forth in Section 4.1.
(cp)“Series A Preferred Stock” has the meaning set forth in Section 1.1(b).
(cq)“SFS” has the meaning set forth in the Preamble.
(cr)“SFS Line of Credit” has the meaning ascribed to such term in the Support Agreement.
(cs)“Shares” has the meaning set forth in Section 1.1(b).
(ct)“Significant Subsidiary” means each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1-02(w) of the SEC’s Regulation S-X).
(cu)“Stock Plan” has the meaning set forth in Section 2.2(b).
(cv)“Subsidiary” of any Person means (A) any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding shares having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly beneficially owned or Controlled by such Person, and (B) any corporation, trust, partnership, limited liability company or other entity that is Controlled or capable of being Controlled by such Person or one or more of such Person’s Subsidiaries (including by virtue of such Person or any of its Subsidiaries serving as the manager, managing member, general partner or sole member thereof, regardless of such Person’s economic ownership interest therein). For the avoidance of doubt, Holdings, UWM and each of their respective Subsidiaries are each a Subsidiary of the Company for purposes of this Agreement and the other Transaction Agreements.
(cw)“Support Agreement” means the Support Agreement, dated as of the date hereof, by and among the Company, Holdings, the Oaktree Purchasers, the Ishbia Parties, in the form of Exhibit E attached to this Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
(cx)“Support and Backstop Purchase Agreement” means the Support and Backstop Purchase Agreement, dated as of the date hereof, by and among the Company, the Oaktree Purchasers and the Ishbia Parties, in the form of Exhibit F attached to this

Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
(cy)“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of January 21, 2021, by and between SFS and the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Certificates of Designation.
(cz)“Third-Party Claim” has the meaning set forth in Section 5.5.
(da)“Transaction Agreements” means this Agreement, the Investors Rights Agreement, the Certificates of Designation, the Warrant Agreements, the Support Agreement, the Security Documents, the Support and Backstop Purchase Agreement, the LLC Agreement, and any other instruments or documents entered into in connection herewith and therewith.
(db)“Transaction Expenses” has the meaning set forth in Section 6.8.
(dc)“Warehousing Facility” means any financing arrangement of any kind, including financing arrangements in the form of purchase facilities, repurchase facilities, early purchase facilities, re-pledge facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities (and excluding, in all cases, Securitizations), with a financial institution or other lender (including, but not limited to, any GSE) or purchaser, in each case exclusively to finance or refinance (i) the purchase, origination, pooling or funding of receivables or other financeable assets by the company or any restricted subsidiary prior to sale to a third party, (ii) servicing advances, (iii) the carrying of real estate owned (REO) assets related to receivables or other financeable assets, (iv) funded debt draws with respect to mortgages that have not yet cleared (drafts payable) that will be funded by such facility, or (v) any other financeable assets; provided that such purchase, origination, pooling, funding, refinancing, carrying and/or draw is in the ordinary course of business.
(dd)“Warehousing Indebtedness” means Indebtedness in connection with a Warehousing Facility.
(de)“Warrant Agreements” means, (i) the Class A Warrant Agreement, dated as of the date hereof, by and between the Company and Equiniti Trust Company, LLC, as warrant agent, in the form of Exhibit G-1 attached to this Agreement and (ii) the Class B Warrant Agreement, dated as of the date hereof, by and between the Company and Equiniti Trust Company, LLC, as warrant agent, in the form of Exhibit G-2 attached to this Agreement, in each case as amended and restated, supplemented or otherwise modified from time to time in accordance with their respective terms.
(df)“Warrants” has the meaning set forth in Section 1.1(c).

2Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, except as (1) disclosed in the SEC Documents, (2) the draft Form 10-Q for the period ended June 30, 2026 provided to the Investors on August [3], 2026 and (3) in the corresponding sections or subsections of the disclosure schedule attached as Exhibit H to this Agreement (the “Disclosure Schedule”) (provided that the Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the face of the disclosure that such disclosure is applicable to such other sections and subsections), which exceptions shall be deemed to be part of the representations and warranties made hereunder, as of the Closing, as follows:
For purposes of these representations and warranties (other than those in Sections 2.1, 2.2, 2.3, 2.4, 2.5, and 2.6), the term “the Company” shall include any Subsidiaries of the Company, unless otherwise noted herein.
2.1Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have, individually or in the aggregate, a Material Adverse Effect.
2.2Capitalization.
(a)The authorized capital of the Company consists, immediately prior to the Closing, of:
(i)4,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 342,266,194 shares of which are issued and outstanding. All of the outstanding shares of Class A Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.
(ii)1,700,000,000 shares of Class D Common Stock, par value $0.0001 per share (the “Class D Common Stock”), 1,261,862,603 shares of which are issued and outstanding and held solely by SFS. The Class D Common Stock, together with the related Class B Units of Holdings, is convertible or exchangeable into an equal number of shares of Class A Common Stock.
(iii)1,700,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), none of which are issued and outstanding, and 1,700,000,000 shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”), none of which are issued and outstanding (the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock are collectively referred to herein as the “Common Stock”).
(iv)100,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”), none of which are issued and outstanding as of immediately prior to the Closing.
(b)The Company has reserved 80,000,000 shares of Class A Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Stock Plan”). 29,307,058 shares are subject to outstanding awards under the Stock Plan, and 38,392,172 shares of Class A Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(c)The authorized equity interests of Holdings consist of (i) Class A Units, all of which are held by the Company, (ii) Class B Units, all of which are held by SFS, and (iii) upon the effectiveness of the LLC Agreement, Preferred Units, all of which will be held by the Company. As of immediately prior to the Closing, (A) 342,266,194 Class A Units and 1,261,862,603 Class B Units are issued and outstanding, (B) no Preferred Units are issued or outstanding, and (C) except as set forth in the LLC Agreement and the Certificates of Designation, there are no outstanding options, warrants, rights, agreements, commitments, convertible securities or other instruments pursuant to which Holdings is or may become obligated to issue, sell or otherwise transfer any equity interests. All issued and outstanding equity interests of Holdings have been duly authorized, validly issued and are fully paid and non-assessable (to the extent such concepts are applicable). The Preferred Units, when issued and delivered in accordance with the terms of the LLC Agreement at the Closing, will be duly authorized, validly issued, and free and clear of all Liens (other than restrictions set forth in the LLC Agreement and Permitted Liens).
(d)As of immediately prior to Closing, the Company has no warrants outstanding. The Company’s previously outstanding public warrants and private placement warrants expired on January 21, 2026.
(e)Except as set forth in the Certificates of Designation, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
(f)(i) Except for the rights provided in the Investors Rights Agreement, none of the Company’s or any of its Subsidiaries’ capital stock is subject to preemptive rights or any other similar rights or restrictions or Liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions that require the Company or any of its Subsidiaries to redeem such securities at the option of the holder thereof or upon the occurrence of any event (including passage of time), and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, except as set forth in the Certificates of Designation; (iii) there are no securities or instruments or capital stock containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (iv) neither the Company nor any Subsidiary thereof has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (v) there are no stockholder agreements, voting trusts or other agreements to which the Company or any of its Subsidiaries is a party or by which they are bound relating to the voting of any shares, interests or capital stock of the Company or any of its Subsidiaries, except as set forth in the Transaction Agreements.
(g)The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares and Warrants covered by this Agreement.
(h)To the knowledge of the Company, any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.
2.3Subsidiaries. The Company has no Significant Subsidiaries except as set forth on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) and the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity other than special purpose vehicles created in connection with

Warehouse Facilities. The Company is the record and beneficial owner of one hundred percent (100%) of the equity interests of each Subsidiary of the Company, in each case, free and clear of any and all Liens (other than restrictions imposed by applicable federal and state securities laws applicable to unregistered securities generally or as provided in the special purpose vehicle governing documents). The Company is not a participant in any joint venture, partnership or similar arrangement. Each Significant Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite corporate or limited liability company power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company and each of its Significant Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.4Authorization. The Company and Holdings each have full power and authority to enter into the Transaction Agreements to which they are party. All corporate or limited liability company action required to be taken by the Board of Directors, the Company’s stockholders and Holdings’ governing body and members in order to authorize the Company and Holdings to enter into the Transaction Agreements, to issue the Shares at the Closing and the Class A Common Stock issuable upon exercise of the Warrants and to issue the Preferred Units, in each case, as applicable, has been taken. All action on the part of the officers of the Company and Holdings necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company and Holdings under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares, the Warrants and the Preferred Units, as applicable, has been taken. The Transaction Agreements, when executed and delivered by the Company or Holdings, as applicable, shall constitute valid and legally binding obligations of such Person, enforceable against such Person in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
2.5Valid Issuance of Shares.
(a)The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities Laws and Liens created by or imposed by the Purchasers. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6, the Shares will be issued in compliance with all applicable federal and state securities Laws. As of the Closing, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Class A Common Stock authorized under its Certificate of Incorporation that are available after giving effect to shares of Class A Common Stock reserved for issuance or issuable upon the exercise of the Warrants. The shares of Class A Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued upon exercise of the Warrants in accordance with the Warrant Agreements, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities Laws and Liens created by or imposed by the holders thereof, with the holders thereof being entitled to all rights accorded to a holder of Class A Common Stock.
(b)No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable.
2.6Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or Holdings in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificates of Designation, which will have been filed as of the Closing, (ii) filings pursuant to applicable state securities Laws, which have been made or will be made in a timely manner, (iii) filings with the SEC and the New York Stock Exchange (“NYSE”), in connection with the Rights Offering, and (iv) set forth on Schedule 2.6. No approval of the stockholders of the Company under the rules of the NYSE is required in connection with the transactions contemplated by this Agreement or the organizational documents of the Company or Holdings.
2.7Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation (each, a “Proceeding”) pending or, to the Company’s knowledge, currently threatened against the Company or any officer, director or Key Employee of the Company (arising out of their employment or board relationship with the Company) (i) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (ii) that would, individually or in the aggregate, reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole. Neither the Company nor, to the Company’s knowledge, any of its officers, its directors or the Key Employees is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or the Key Employees, such as would be reasonably likely to adversely and materially affect the Company). There is no material Proceeding by the Company pending or which the Company intends to initiate.
2.8Intellectual Property.
(a)The Company and its Subsidiaries own or possess sufficient rights to use all Intellectual Property Rights used in or necessary for the conduct of their respective businesses as currently conducted, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated, or otherwise violated, the Intellectual Property Rights of any third Person, and to the Company’s knowledge, no third Person is infringing, misappropriating or otherwise violating any Company Intellectual Property, except in each case as would not reasonably be expected to be material to the Company and its Subsidiaries, as a whole.
(b)The Company or its applicable Subsidiary has obtained from all current and former employees and contractors who have created or developed any material Intellectual Property Rights for or on behalf of the Company or any of its Subsidiaries, written, valid and enforceable present assignments of all such Intellectual Property Rights. All Persons with access to trade secrets or confidential information of the Company or any of its Subsidiaries have signed agreements with reasonable confidentiality obligations and use restrictions or are under a legally-binding duty of confidentiality with respect to the same.
(c)All IT Systems (i) are functional and operate and run in a reasonable business manner, and (ii) are sufficient for the current needs of the business of the Company and its Subsidiaries including as to capacity and ability to meet current peak volumes and anticipated volumes in a timely manner, and there have been no failures, breakdowns, outages, or unavailability of any of the foregoing in the three (3) years prior to the date hereof which had or are reasonably expected to have a material and adverse effect on the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries maintain reasonable backup and disaster recovery plans and procedures with respect to the IT Systems and the data stored or processed thereby. There has been no security breach, or unauthorized access to or use, of any IT Systems, or any information or data stored thereon, that has resulted in, or is reasonably likely to result in, material liability to the Company or its Subsidiaries, taken as a whole.

2.9Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, credit agreement, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of Law applicable to the Company, except, in the case of sub-clauses (ii) through (v), the violation of which would be material and adverse to the Company and its Subsidiaries, taken as a whole. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a violation or default under any such provision, instrument, judgment, order, writ, decree, Law, note, credit agreement, indenture, mortgage, lease, purchase order, contract or other agreement to which it is a party or by which it is bound or the Certificate of Incorporation or Bylaws; or (ii) an event which results in the creation of any Lien upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
2.10Agreements; Actions.
(a)Since December 31, 2025, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its Common Stock or other capital stock, (ii) incurred any indebtedness for money borrowed which remains outstanding as of the date of this Agreement that exceeds $100 million in the aggregate, other than Warehousing Indebtedness, Securitization Indebtedness or indebtedness under the MSR Facilities, (iii) made any loans or advances to any Person other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of MSRs, mortgage loans and other assets in the ordinary course of business. For the purposes of subsections (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.
(b)Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person except for parent guarantees on behalf of certain wholly-owned Company Subsidiaries or guarantees by a wholly-owned subsidiary of its parent’s obligation, in each case entered into in the ordinary course of business and consistent with past practice of the Company.
2.11Certain Transactions.
(a)Other than (i) employee benefits plans generally made available to relevant categories of employees and (ii) standard director and officer indemnification agreements approved by the Board of Directors, there are no agreements, understandings or proposed transactions (i) between the Company and any of its directors or Key Employees, or any Affiliate thereof, other than Permitted Affiliate Transactions and (ii) between the Company and any of its officers, other than any of its directors or Key Employees, that are material to the Company and its Subsidiaries, taken as a whole.
(b)The Company is not indebted, directly or indirectly, to any of its directors, officers or Key Employees or to their respective spouses, domestic partners or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses, the Permitted Affiliate Transactions (as defined in the Series A-1 Preferred Stock Certificate of Designation) and for other customary employee benefits made generally available to all employees or consistent with programs disclosed in SEC Documents. There have not been any transactions or contracts or series of related transactions or contracts required to be disclosed under Item 404 of Regulation S-K under the Exchange Act, other than the Permitted Affiliate Transactions.

(c)The aggregate outstanding principal amount under the SFS Line of Credit is $0. The SFS Line of Credit is in full force and effect, and no default or event of default exists thereunder (and no event has occurred that, with notice or lapse of time or both, would constitute a default or event of default thereunder). A true, correct and complete copy of the SFS Line of Credit (including all amendments, supplements and modifications thereto) has been made available to the Purchasers.
2.12Rights of Registration and Voting Rights. Except as provided in the Investors Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company, except as set forth in the Transaction Agreements.
2.13Property. The Company and each of its Subsidiaries has good title to, or valid leasehold or other ownership interests or rights in, all its material properties and assets, except (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice, and (ii) for defects in title, burdens, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not interfere with its ability to conduct its business as currently conducted. None of the properties and assets of the Company or any of its Subsidiaries are subject to any Liens (other than Permitted Liens) that, in the aggregate, materially interfere with the ability of the Company or any of its Subsidiaries to conduct business as currently conducted. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any Liens, claims or encumbrances other than those of the lessors of such property or assets or their mortgagors. The Company does not own any real property.
2.14SEC Documents; Financial Statements. Since December 31, 2025, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Exchange Act or the Securities Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the SEC Documents). Prior to the date hereof, the Company has delivered or has made available to the Purchasers true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, the rules and regulations of the SEC promulgated thereunder and the rules and regulations of the NYSE, in each case, applicable to the SEC Documents, and none of the SEC Documents contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. There are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Company’s knowledge, no SEC Document is the subject of ongoing SEC review or outstanding SEC investigation. As of their respective dates, the audited and unaudited financial statements of the Company included in the SEC Documents (including, in each case, the notes thereto, the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the

Financial Statements (including any notes or any letter of the independent accountants of the Company with respect thereto), nor, to the Company’s knowledge, do there exist any facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
2.15Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that are effective to provide reasonable assurances regarding the reliability of the financial reporting and the preparation of financial statements of the Company and its Subsidiaries for external purposes in accordance with GAAP, and includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) transactions are recorded as necessary to permit preparation of financial statements and (iii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountants, governmental entities or other Person relating to (x) any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries or (y) any fraud, whether or not material, that involves (or involved) the management or other employees of the Company or its Subsidiaries who have (or had) a significant role in the Company’s or its Subsidiaries’ internal controls.
2.16Changes. Since December 31, 2025, there has not been:
(a)any Material Adverse Effect;
(b)any damage, destruction or loss, whether or not covered by insurance, that would be material to the Company and its Subsidiaries, taken as a whole;
(c)any waiver or compromise by the Company of any right or of a debt owed to it, that would be material and adverse to the Company and its Subsidiaries, taken as a whole;
(d)other than in the ordinary course of business, any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its properties or assets, that would be material to the Company and its Subsidiaries, taken as a whole, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;
(e)any material increase in the compensation paid or payable to directors, officers and Key Employees of the Company and its Subsidiaries collectively;
(f)any acquisition or disposition of any material assets or business of the Company or any of its Subsidiaries outside the ordinary course of business;

(g)any change in the Company’s methods of accounting or accounting practices, other than as required by changes in GAAP; or
(h)any agreement or commitment by the Company to do any of the foregoing.
2.17No Undisclosed Events, Liabilities, Developments or Circumstances. Except with respect to the transactions contemplated by the Transaction Agreements, no event, liability, obligation, development or circumstance (whether absolute, accrued, contingent, fixed or otherwise) has occurred or existed in the past three years, or, to the Company’s knowledge, is reasonably expected to exist or occur, with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would, individually or in the aggregate, reasonably be expected to be material and adverse to the Company and its Subsidiaries taken as a whole.
2.18Employee Matters.
(a)To the Company’s knowledge, except as would not reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, none of its current employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Except as would not reasonably be expected to be material to the Company, neither the execution or delivery of the Transaction Agreements nor the conduct of the Company’s business as now conducted, to the Company’s knowledge, conflicts with or will result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.
(b)Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company is not delinquent in any payments to any of its employees, consultants, independent contractors, or other individual service providers for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it within the last three years through the date hereof. The Company has complied in all material respects with all applicable Laws respecting labor and employment matters, including all state, federal and foreign equal employment opportunity laws and with all other applicable state, federal and foreign laws related to employment, including those related to wages, hours, worker classification, immigration, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Laws and collective bargaining within the last three years. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other compensation or sums of any kind for failure to comply with any of the foregoing within the last three years.
(c)Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby (either alone or in combination with another event) will (i) constitute a “change in control” or “change of control” or any similar term under any Company Plan, (ii) result in any payment becoming due to any current or former employee, director, officer or independent contractor of the Company, (iii) increase the amount of any compensation or benefits due under any Company Plan, forgiveness of indebtedness, to any current or former employee, director, officer or independent contractor of the Company, (iv) result in the acceleration of the time of payment, vesting or funding under any Company Plan (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan or (vi) result in the payment of an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(d)No Person is entitled to any indemnification, gross-up, make-whole payment, reimbursement or other additional payment from the Company in respect of any taxes incurred by such Person under Sections 409A or 4999 of the Code or otherwise.
(e)To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company and each employee may resign at will.
(f)The Company has not made any representations regarding equity incentives or compensation to any director or Key Employee that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Compensation Committee provided to the Purchasers.
(g)Each Company Plan has been established, maintained, funded, and administered in all material respects in accordance with its terms and all applicable Laws. The Company has made all required contributions or payments with respect to Company Plans, and has complied in all material respects with all applicable laws for any such Company Plan. The Company has no obligation to provide post-employment welfare benefits, other than health plan continuation coverage described in Part 6 of Title I(B) of ERISA. Neither the Company nor any ERISA Affiliate has contributed (or had any obligation of any sort) in the last six (6) years to a plan that is subject to Section 412 of the Code or Title IV of ERISA. For purposes of this Agreement, “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.
(h)To the Company’s knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement, in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended or vacated.
(i)Other than as disclosed on Section 2.18(i) of the Disclosure Schedule, no labor union, works council, collective bargaining organization, group of employees, or labor representative has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike, concerted slowdown, concerted work stoppage, lockout, other labor dispute, labor organizing activities, or unfair labor practice charge involving the Company pending, or to the Company’s knowledge, threatened, and none has occurred or been threatened in the past three years. The Company is neither party to, nor bound by, any collective bargaining agreement or other agreement with any labor union, works council, collective bargaining organization, group of employees, or other labor representative.
(j)Each former Key Employee whose employment was terminated by the Company in the last three years has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment or termination of employment.

(k)During the past three (3) years, the Company has reasonably investigated all formal complaints of sexual harassment, sexual misconduct, or other harassment, discrimination or retaliation allegations which have been reported and, in the case of any allegations with merit, have taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any material liabilities with respect to any such allegations and, to the Company’s knowledge, there are no such allegations relating to officers, directors, managers, employees, contractors or agents of the Company, that, if known to the public, would bring the Company into material disrepute.
2.19Tax Returns and Payments. There are no material U.S. federal, state, county, local or non-U.S. taxes due and payable by the Company or any of its Subsidiaries (whether or not shown on any tax return), which have not been timely paid (taking into account all applicable extensions). There are no material accrued and unpaid U.S. federal, state, country, local or non-U.S. taxes of the Company or any of its Subsidiaries which are due, whether or not assessed or disputed. There are no examinations, audits or other proceedings relating to any tax returns or reports or taxes of the Company or any of its Subsidiaries by any applicable U.S. federal, state, local or non-U.S. governmental agency currently pending and, to the Company’s knowledge, no such examinations, audits or other proceedings are proposed or threatened. The Company and each of its Subsidiaries has duly and timely filed all material U.S. federal, state, county, local and foreign tax returns required to have been filed by it (taking into account all applicable extensions), each such tax return is true, correct and complete in all material respects and there are in effect no waivers or extensions of applicable statutes of limitations with respect to taxes for any year. There are no Liens for taxes upon any of the assets of the Company or any of its Subsidiaries other than Liens for taxes not yet due and payable. Neither the Company nor any of its Subsidiaries (a) has been a member of an affiliated group filing a consolidated federal income tax return; (b) has any liability for the taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of law) or as a transferee or successor, by contract, or otherwise; or (c) is currently a party to any tax indemnification, allocation, sharing or similar agreement (other than agreements entered into in the ordinary course of business the principal purpose of which does not concern tax matters). Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). Neither the Company nor any of its Subsidiaries will be required to include any item of income in (or exclude any item of deduction from) taxable income for any tax period ending after the Closing Date as result of any (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as defined in Section 7121 of the Code (or any similar provision of law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the date of Closing Date or (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, other than in ordinary course. Neither the Company nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code. Neither the Company nor any of its Subsidiaries been a “distributing corporation” or a “controlled corporation” in a distribution intended to be governed in whole or in part by Section 355 of the Code within the past two years. Neither the Company nor any of its Subsidiaries is nor has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
2.20Employee Agreements. Each Key Employee and any other current or former employee, consultant or officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the counsel for the Purchasers (the “Confidential Information Agreements”). To the Company’s knowledge, no current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms made available to counsel for the Purchasers prior to the date hereof. Each current and former Key Employee that is a consultant to the Company has entered into a consulting agreement, substantially in the form previously provided or made available to the Purchasers prior to the date hereof. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Section 2.20.
2.21Permits. The Company has all material franchises, permits, registrations, licenses and any similar authority necessary for the conduct of its business. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) in any material respect of any term, condition or provision under any of such franchises, permits, registrations, licenses or other similar authority, and the Company is not the subject of any pending or, to the knowledge of the Company, threatened action by a governmental authority seeking the cancellation, revocation, suspension, termination, modification or impairment of any such franchises, permits, registrations, licenses or other similar authority.
2.22Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
2.23Environmental and Safety Laws. Except as has not and would not reasonably be expected to be material to the Company, (a) the Company is, and for the past three (3) years has been, in compliance with all Environmental Laws; (b) there has been no handling, treatment, transportation, storage, disposal or arranging for disposal of, exposure of any Person to, release or, to the Company’s knowledge, threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof or any other substance, material or waste for which liability or standards of conduct may be imposed under Environmental Law (each, a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company, or to the extent giving rise to liability of the Company, any other location; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been that has been listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act or any similar U.S. federal, state or local list of hazardous or toxic waste sites; and (d) there are no underground storage tanks, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, and no Hazardous Substances, stored on, any site owned or operated by the Company, except, in each case, as maintained, used or stored in compliance with applicable Environmental Laws or as would not reasonably be expected to result in liability of the Company under Environmental Laws. For purposes of this Section 2.23, “Environmental Laws” means any Law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of, or exposure to, Hazardous Substances.
2.24Data Privacy. In connection with its collection, storage, transfer (including any transfer across borders), processing and/or use of any personally identifiable information from any individuals, including, any customers, prospective customers, employees and/or other third Persons or any other information that could reasonably be used to identify an individual or household (collectively, “Personal Information”), the Company is and has been in compliance in all material respects with all applicable Laws and industry standards and practices, the Company’s privacy policies and the requirements of any contract or code of conduct to which the Company is a party or to which it is subject (the “Privacy Requirements”). The Company has implemented commercially reasonable physical, technical, organizational and administrative security measures and policies to protect all Personal Information collected, used or otherwise processed by it or on its behalf (a) from and against unauthorized access, use or disclosure; and (b) against any anticipated threats or hazards to the security or integrity of such Personal Information, and such measures and policies include access controls, device management, encryption, log-in monitoring, audit controls, password management, physical security and environmental controls, business continuity or disaster recovery and security plans. The Company has required and currently requires all third Persons to whom they disclose any such Personal Information to use reasonable measures to maintain the privacy and security of such Personal Information. The Company is and has been in compliance in all material respects with all Laws relating to data loss, theft, breach of security, and notification. The Company has not received any written complaint or notice of any claims alleging the violation of any Privacy Requirements. There have been no material breaches, security incidents, misuse of, or unauthorized access to or disclosure of any Personal Information in the possession or control of the Company or collected, used or otherwise processed by or on behalf of the Company. The Company has not provided or been required to provide any notices to any Person in connection with any misuse of, or unauthorized access to or disclosure, of Personal Information.
2.25Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, which, to the Company’s knowledge, would be sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. The Company has not received any notice of cancellation or non-renewal of any such insurance policies, and all premiums due thereon have been timely paid.
2.26Anti-Bribery/Anti-Corruption Laws and Sanctions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or agents:
(a)have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate,(ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any person;
(b)have made or authorized any bribe, improper rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any applicable law, rule or regulation (including, without limitation, the FCPA, the UK Bribery Act, anti-bribery legislation promulgated by the European Union and implemented by its members states, and legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions) (collectively, “Anti-Bribery Laws”), or otherwise violated Anti-Bribery Laws;
(c)have violated any applicable trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by governmental bodies with regulatory authority over the Company and its Subsidiaries (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and His Majesty’s Treasury) (collectively, “Sanctions”);
(d)are a Person that is or has been (i) the target of Sanctions, including any Person listed on any applicable U.S. or non-U.S. sanctions or export-related restricted party list, including OFAC’s Specially Designated Nationals List; (ii) located in, normally resident in, or organized under the laws of a country or territory which is subject to country- or territory-wide Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, or the Crimea, Donetsk or Luhansk regions of Ukraine); or (iii) majority-owned or controlled by any of the forgoing; or
(e)are or have been the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action by a governmental authority related to Anti-Bribery Laws or Sanctions.
2.27No Integrated Offering. Neither the Company, its Subsidiaries nor, to the Company’s knowledge, any of its or their Affiliates or Representatives, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security, or solicited any offers to buy any security, in each case, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or caused the offering of the Shares pursuant to the Transaction Agreements to require approval of the stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including under the rules and regulations of NYSE. Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, its or their Affiliates, Representatives nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of any of the Shares pursuant to the Transaction Agreements to be integrated with other offerings of securities of the Company.
2.28Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.
2.29Key Relationships. (i) Neither the Company nor any of its Subsidiaries is engaged in a material dispute or is in material breach or material default under any contract with (A) any counterparty whose business with the Company or any of its Subsidiaries exceeded 5% of the consolidated net revenues of the Company or (B) any supplier of the Company or any of its Subsidiaries that represented greater than 5% of consolidated operating expenses of the Company or any of its Subsidiaries, as applicable, in each case, during the fiscal year ended December 31, 2025, (ii) there has been no material adverse change in the business relationships of the Company or any of its Subsidiaries with any such counterparty or supplier, as applicable, since December 31, 2025, and (iii) no such counterparty or supplier has, to the Company’s knowledge, threatened any material modification or change in the business relationship with the Company or any of its Subsidiaries.
2.30Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary actions, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under any of the Certificate of Incorporation and Bylaws or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser as a result of the transactions contemplated by the Transaction Agreements, including the Company’s issuance of the Shares and Warrants and ownership by the Purchasers of the Shares and Warrants. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.
2.31Regulatory Compliance.
(a)The Company and each of its Subsidiaries that is engaged in mortgage lending, servicing or brokerage activities holds all material licenses, registrations, approvals and authorizations (including Ginnie Mae, Fannie Mae and Freddie Mac seller/servicer approvals) (collectively, “Mortgage Licenses”) required under applicable Law to conduct its business as presently conducted. All such Mortgage Licenses are in full force and effect, and no proceeding is pending or, to the Company’s knowledge, threatened that seeks the revocation, cancellation, suspension or adverse modification of any Mortgage License.
(b)The Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal and state Laws and regulations relating to its mortgage lending, origination, servicing and brokerage activities, including the Real Estate Settlement Procedures Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Dodd-Frank Wall Street Reform

and Consumer Protection Act, the Secure and Fair Enforcement for Mortgage Licensing Act, and all rules and regulations promulgated thereunder.
(c)Neither the Company nor any of its Subsidiaries has received, during the twenty-four (24) months prior to the date hereof, any written notice from the Consumer Financial Protection Bureau, any state mortgage regulatory authority, Ginnie Mae, Fannie Mae or Freddie Mac alleging any material non-compliance with applicable Laws or agency requirements, except as set forth in the Disclosure Schedule.
2.32Warehouse Facilities. All Warehouse Facilities of the Company and its Subsidiaries are in full force and effect, no default or event of default exists thereunder, and the Company and its Subsidiaries have adequate warehouse capacity to fund ongoing mortgage origination activities in the ordinary course of business consistent with past practice. Section 2.32 of the Disclosure Schedule sets forth a true and complete list of all Warehouse Facilities of the Company and its Subsidiaries as of the date hereof.
2.33Tax Receivable Agreement and LLC Agreement. Each of the Tax Receivable Agreement and the LLC Agreement is in full force and effect, and the Company and Holdings, as applicable, have complied in all material respects with all of their respective obligations thereunder. No event has occurred that would give rise to a right of termination or acceleration under the Tax Receivable Agreement or the LLC Agreement.
2.34Compliance with Laws. The Company is and for the past three (3) years has been in compliance in all material respects with all applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging any material violation of any applicable Law that has not been fully resolved.
2.35Disclosure of Information.
(a)The Company understands and confirms that the Purchasers will and are entitled to rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Agreements, including the schedules and exhibits to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred and no information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable Law, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Purchasers have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Purchasers, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that the Purchasers do not make and have not made any representations or warranties with respect to the transactions contemplated by the Transaction Agreements other than those specifically set forth in Section 3 of this Agreement.
(b)From and after the time of the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, the Company represents to the Purchasers that it has publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the information provided to any Purchaser “in connection with the transactions contemplated by this Agreement” shall not include any information shared or made available to a Purchaser in its capacity as an officer of the Company or a member of the Company’s Board of Directors.
3Representations and Warranties of the Purchasers. Each of Mathew Ishbia, SFS and the Ishbia Purchaser, jointly and severally with the other Ishbia Parties, and each of the Oaktree Purchasers, severally (and not jointly with the Ishbia Parties or any other Oaktree Purchaser) and solely as to itself, hereby represents and warrants to the Company as of the Closing that:
3.1Authorization. Such Person has full power and authority to enter into and consummate the Transaction Agreements to which such Person is a party. The Transaction Agreements to which such Person is a party, when executed and delivered by such Person, will constitute valid and legally binding obligations of such Person, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2Purchase Entirely for Own Account. This Agreement is made with each such Purchaser in reliance upon such Purchaser’s representation to the Company that the Shares and Warrants to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares and Warrants. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and Warrants and is capable of bearing the economic risks of such investment. Such Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information.
3.3Disclosure of Information. Such Purchaser has had an opportunity to discuss and has discussed the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares and Warrants with the Company’s management as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Purchaser to rely thereon. Such Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges such Purchaser has been provided with sufficient access for such purposes. Such Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2 or in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchasers or any of their respective Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 2 or in any certificate delivered by the Company pursuant to this Agreement. Notwithstanding anything to the contrary, nothing in this Section 3.3 shall limit the Purchasers’ remedies with respect to claims of fraud or willful misconduct.

3.4Restricted Securities. Such Purchaser understands that the Shares and Warrants to be acquired by it have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Shares to be acquired by it are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that the Company has no obligation to register or qualify the Shares to be acquired by it, or the Warrants or the Common Stock issuable upon exercise of the Warrants, for resale except as set forth in the Investor Rights Agreement. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale, the holding period for Shares, and on requirements relating to the Company which are outside of such Purchaser’s control.
3.5Legends. Such Purchaser understands that the Shares to be acquired by it, the Warrant and any shares of Common Stock issuable upon exercise of the Warrants may bear one or all of the following legends:
(a)“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933”;
(b)any legend set forth in, or required by, the other Transaction Agreements; or
(c)any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.
3.6Accredited Investor. Such Purchaser and all of its equity owners are each accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.7No Additional Representations. The Purchasers acknowledge that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 2 or in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 2 or in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (a) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (b) any projections, estimates or budgets delivered or made available to the Purchasers (or any of their respective Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (c) the future business and operations of the Company and its Subsidiaries. Notwithstanding anything to the contrary, nothing in this Section 3.7 shall limit the Purchasers’ remedies with respect to claims of fraud or willful misconduct.
4Covenants.
4.1Maintenance of Existence. From and after the Closing until the date on which no Shares remain outstanding (the “Series A Period”), the Company shall, and shall cause each of its Significant Subsidiaries to, preserve and maintain its corporate, limited partnership or limited liability company existence, as applicable, and good standing in the jurisdiction of its incorporation or formation and qualify and remain qualified to transact business in each jurisdiction in which such qualification is required except where the failure to so qualify to transact business could not reasonably be expected to affect in any material respect the financial condition, operations, properties or business of the Company or any of its Significant Subsidiaries.
4.2Compliance With Provisions. During the Series A Period, the Company shall comply in all respects with each provision of the Certificates of Designation and each other provision of the Certificate of Incorporation, this Agreement, and the other Transaction Agreements governing the rights, preferences, powers and privileges of the Series A Preferred Stock, including by not taking any action that would require the prior written consent of the Requisite Series A-1 Investor Majority or the Requisite Series A-2 Investor Majority without the prior written consent of the Requisite Series A-1 Investor Majority or the Requisite Series A-2 Investor Majority, respectively, for so long as any Shares of the applicable series remain outstanding.
4.3Notifications. Subject to Sections 7.4 and 7.5 of the Investors Rights Agreement, during the Series A Period, the Company shall provide the Oaktree Purchasers or their permitted Transferees who continue to hold any Shares or Warrants with prompt written notice of the occurrence of any change, fact or condition which, to the Company’s knowledge, upon written notice, lapse of time or both would result in, or would reasonably be expected to result in, a Material Adverse Effect.
4.4DTC Eligibility. The Company shall use its reasonable best efforts to cause the Warrants and the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”) as promptly as practicable following the Closing Date. Without limiting the generality of the foregoing, the Company shall (i) cooperate with DTC and the warrant agent or transfer agent, as applicable, to facilitate eligibility, including by timely providing all documentation, information, and opinions of counsel required by DTC in connection with the application for eligibility, (ii) maintain such eligibility at all times thereafter for so long as the Warrants or Shares, as applicable, remain outstanding, and (iii) bear all fees and expenses incurred in connection with obtaining and maintaining such DTC eligibility. In the event that the Warrants or the Shares cease to be DTC-eligible for any reason, the Company shall use its reasonable best efforts to promptly restore such eligibility. The Company shall promptly notify the Oaktree Purchasers in writing if the Company becomes aware that the Warrants or the Shares have ceased to be, or are reasonably likely to cease to be, eligible for clearance and settlement through the facilities of DTC.
4.5Maintenance of Listing. During the Series A Period, the Company shall use its reasonable best efforts to maintain the listing of the Class A Common Stock on the NYSE (or another national securities exchange reasonably acceptable to the Oaktree Purchasers).
4.6Tax Elections. During the Series A Period, the Company shall not, and shall not permit any of its Subsidiaries to, make, or refrain from making, any tax election or other decision relating to taxes that would reasonably be expected to have a disproportionate and material adverse impact on the Oaktree Purchasers or any holder of Series A-1 Preferred Stock, without the prior written consent of the Oaktree Purchasers.
4.7Regulatory Filings.
(a)Following the Closing, to the extent required in connection with the exercise of the Warrants, the Company and the Purchasers shall promptly file or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required pursuant to the HSR Act with respect to the transactions contemplated hereby, and any supplemental information requested in connection therewith, to the extent such filing is required. For the avoidance of doubt, HSR Act clearance shall not be a condition to the Closing. The Company and the Purchasers shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any other antitrust regulations. The Purchasers shall be responsible for the filing fees payable in connection with the filings described in this Section 4.7(a).
(b)The Company and the Purchasers shall: (i) use their commercially reasonable efforts to promptly obtain any clearance required under the HSR Act, including by requesting early termination of any applicable waiting or review periods thereunder; (ii) keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any governmental body; and (iii) comply promptly with any such inquiry or request and supply to any governmental body without undue delay any additional information requested. Neither the Company nor the Purchasers shall participate in any meeting or material discussion with any governmental body with respect of any such filings, applications, investigation, or other inquiry without giving the other party prior notice of the meeting or discussion and, to the extent permitted by the relevant governmental body, the opportunity to attend and participate in such meeting or discussion (which, at the request of either the Purchasers or the Company, shall be limited to outside antitrust counsel only).
(c)Nothing in this Agreement, including this Section 4.7, shall require the Purchasers or any of its Affiliates, on the one hand, or the Company or any of its Subsidiaries, on the other hand to: (i) proffer to, agree to, or to sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the date of this Agreement, any of its assets, or the Shares (or to consent thereto); (ii) proffer, agree to or implement any changes in (including through a licensing arrangement), or any restrictions on or other impairment of, its ability to use, own, operate or take any other actions with respect to any of its assets, the Shares or its ability to vote, transfer, receive dividends or otherwise exercise full ownership or other rights with respect to the Shares; or (iii) take any action to overturn, defend against or oppose any action by any governmental authority or regulatory body to prohibit the transactions contemplated by this Agreement or prevent, materially delay or materially impair consummation of the transactions contemplated by this Agreement.
5Indemnification.
5.1Indemnity by the Company. From and after the date of this Agreement, the Company (the “Company Indemnitor”) agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates, agents, representatives, equity holders, directors and officers and their respective successors, assigns, heirs and personal representatives (collectively, the “Purchasers Indemnitees”) from and against and to pay the Purchasers Indemnitees for any and all payment, cost, liability, interest, damage, disbursement, expense, loss, injury, deficiency, penalty, settlement and fees, tax, costs or expenses (including all reasonable legal, accounting and other professional fees and all reasonable expenses and costs arising from the collection, prosecution, and defense of such in connection therewith) (collectively, “Damages”), incurred or suffered by any Purchasers Indemnitee to the extent arising directly or indirectly out of any breach or violation of, or any inaccuracy in, any representation or warranty in Section 2 or by the Company in any certificate delivered pursuant to this Agreement or any covenant made by the Company in this Agreement other than the covenants related to tax positions set forth in Section 4.7 (it being understood and agreed that the foregoing exception shall not limit the Oaktree Purchasers’ remedies for breach of contract in respect thereof).
5.2Indemnity by the Purchasers. From and after the date of this Agreement, each of the Ishbia Parties, jointly and severally with the other Ishbia Parties, and each Oaktree Purchaser, severally (and not jointly with the Ishbia Parties or with any other Oaktree Purchaser) (the “Purchasers Indemnitor”, and together with the Company Indemnitor, the “Indemnitors” and each an “Indemnitor”) agrees to indemnify, defend and hold the Company and its Affiliates, agents, representatives, equity holders (other than the Purchasers Indemnitor), directors and officers and their respective successors, assigns, heirs and personal representatives (collectively, the “Company Indemnitees”, and together with the Purchasers Indemnitees, the “Indemnitees” and each an “Indemnitee”) harmless from and against and to pay the Company for any and all

Damages incurred or suffered by any Company Indemnitee to the extent arising directly or indirectly out of any breach or violation of, or any inaccuracy in, any representation or warranty of such Person in Section 3 or any covenant made by such Person in this Agreement.
5.3Expiration of Representations and Warranties; Exclusive Remedy.
(a)Except in the case of fraud or willful misconduct, (i) the Fundamental Representations shall survive the Closing until the date that is six (6) years from the Closing Date, (ii) the representations and warranties contained in Section 2.19 (Tax Returns and Payments) shall survive the Closing until the date that is sixty (60) days after the expiration of the applicable statute of limitations, and (iii) all the representations and warranties of the Company, the Ishbia Parties and the Oaktree Purchasers contained in this Agreement and not described in clauses (i) or (ii) shall survive the Closing until the date that is the later of (y) twelve (12) months following the Closing Date or (z) the date on which unqualified consolidated audited financial statements of the Company for the period ended December 31, 2026 are filed with the SEC. Notwithstanding the foregoing, any bona fide claims asserted in good faith with reasonably specificity (to the extent known at such time) and in writing by notice from the Indemnitees to the Indemnitor prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. All covenants and agreements made by any party in this Agreement shall survive until performed or the obligation to so perform shall have expired and any claim for indemnification for a breach of any such covenant or agreement shall survive until the expiration of the applicable statute of limitations.
(b)It is the intention of the parties to this Agreement that the survival periods set forth in Section 5.3(a) supersede any statute of limitation applicable to the representations and warranties contained in this Agreement or claim in respect thereof, except in the case of fraud or willful misconduct. Except in the case of fraud or willful misconduct, the monetary remedies set forth in this Section 5 shall provide the sole and exclusive remedies arising out of or in connection with any breach or alleged breach of any representation or warranty made herein (excluding, for the avoidance of doubt, remedies for breach of Section 4.7 hereof). Each of the parties to this Agreement acknowledges that this Section 5 has been negotiated fully and at arm’s length and that the parties would not have entered into this Agreement but for this Section 5.
5.4Limitations on Liability. Except in the case of fraud or willful misconduct, in no event shall the aggregate liability of (a) the Company Indemnitor under Section 5.1 exceed an aggregate amount equal to the aggregate amount that has been actually funded by the Purchasers on the Closing Date or (b) a Purchasers Indemnitor under Section 5.2 exceed an aggregate amount equal to the amount that has been actually funded by such Purchaser (or in the case of the Ishbia Parties, the Ishbia Purchaser) on the Closing Date. The right of the Oaktree Purchasers and their respective Purchasers Indemnitees to any remedy pursuant to this Section 5 shall not be affected by any investigation or examination conducted, or any knowledge possessed or acquired (or capable of being possessed or acquired), by such Person at any time concerning any circumstance, action, omission or event relating to the accuracy or performance of any representation, warranty, covenant or obligation. The Ishbia Purchaser agrees that, solely with respect to the Ishbia Purchaser and its Purchasers Indemnitees, no representation or warranty of the Company in this Agreement or any certificate delivered hereunder shall be deemed to be untrue or incorrect, and the Company shall not be deemed to be in breach thereof, if any Ishbia Party had knowledge as of the date hereof that any such representation or warranty was untrue or incorrect. In no event shall any Indemnitee be entitled to recover or make a claim for any amounts in respect of, and in no event shall “Damages” be deemed to include, lost profits or revenues (including any damages on account of lost or delayed opportunities) or punitive damages other than those required by or awarded to a third party.
5.5Third-Party Claims. If any Indemnitee receives notice of the assertion or commencement of any action, suit, claim, arbitration, mediation or other legal proceeding made or brought by any

Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third-Party Claim”) against such Indemnitee with respect to which the Indemnitor is obligated to provide indemnification under this Agreement, the Indemnitee shall give the Indemnitor prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnitor of its indemnification obligations, except to the extent that the Indemnitor is materially prejudiced by reason of such failure. Such notice by the Indemnitee shall describe the Third-Party Claim in reasonable detail, and shall, to the extent reasonably practicable, include copies of material written evidence thereof and material correspondence from or to such third-party (or its representatives) related to the matter giving rise to such Third-Party Claim and shall indicate the estimated amount (which estimate shall not be conclusive of the final amount of such Third-Party Claim), if reasonably practicable, of the Damages that have been sustained by the Indemnitee.
(a)The Indemnitor and the Indemnitee shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including, granting reasonable access to the other party during normal business hours to the premises, personnel and documents or records of the Indemnitor and the Indemnitee, as applicable, at the expense of the requesting party, as may be reasonably requested for the defense and preparation of the defense of such Third-Party Claim; provided, that the requesting party shall (A) use commercially reasonable efforts to prevent the disruption of the business of the other party and its Affiliates, and (B) not request disclosure of any confidential or legally privileged information, or any personal information, other than in compliance with applicable law.
(b)Notwithstanding any other provision of this Agreement, neither the Indemnitor nor the Indemnitee shall enter into settlement or compromise of, or offer to settle or compromise, or consent to the entry of any judgment with respect to, any Third-Party Claim without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed); provided that such consent may be withheld in Indemnitee’s sole discretion in the event such settlement or compromise of, or offer to settle or compromise, or consent to the entry of any judgment with respect to any Third-Party Claim is on a basis that would result in (A) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnitee or any of its Affiliates, (B) a finding or admission of any violation of laws or any violation of the rights of any Person by the Indemnitee or any of its Affiliates, (C) a finding or admission that would have an adverse effect on the reputation of the Indemnitee or any of its Affiliates or on any other claims made or threatened against any such Persons, (D) any monetary liability that is not paid in full by the Indemnitor or (E) any non-monetary condition or obligation being imposed on the Indemnitee or any of its Affiliates.
5.6Direct Claims. Any claim by an Indemnitee on account of a Damage which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnitee giving the Indemnitor prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnitor of its indemnification obligations, except to the extent that the Indemnitor is materially prejudiced by reason of such failure. Such notice by the Indemnitee shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount (which estimate shall not be conclusive of the final amount of such Direct Claim), if reasonably practicable, of the Damages that have been sustained by the Indemnitee. The Indemnitor shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty (30)-day period, the Indemnitee shall use commercially reasonable efforts to allow the Indemnitor and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnitee shall use commercially reasonable efforts to assist the Indemnitor’s investigation by providing reasonable access during normal business hours to the Indemnitee’s premises and personnel and documents or records as the Indemnitor or any of its professional advisors may reasonably request; provided, that the Indemnitor shall (i) use commercially reasonable efforts to prevent the disruption of the business of the Indemnitor and its Affiliates, and (ii) not request the

Indemnitee to disclose any confidential or legally privileged information, or any personal information, other than in compliance with applicable law. If the Indemnitor does not so respond within such thirty (30)-day period, the Indemnitor shall be deemed to have rejected such Direct Claim, in which case the Indemnitee shall be free to pursue any remedies as may be available to the Indemnitee under this Agreement.
5.7Tax Characterization.
All indemnification payments under this Section 5 shall be treated as adjustments to the applicable Purchaser’s relevant Purchase Price for all tax purposes, except as otherwise required by applicable Law
6Miscellaneous.
6.1Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares and Warrants from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of the Shares and Warrants specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares and Warrants in its records as the absolute owner and holder of such Shares and Warrants for all purposes; provided, further, that the Purchasers may transfer or assign their rights and obligations under this Agreement in whole or from time to time in part, to (1) one or more of their Affiliates at any time, and (2) after the Closing Date, to any Person, subject to the restrictions set forth in Section 2.1 of the Investors Rights Agreement and Section 5 of the Support Agreement; provided that such transfer or assignment shall not relieve the Purchasers of their obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to the Purchasers.
6.2Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
6.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail (provided, that no delivery failure notification is received by the sender with respect thereto) or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. If notice is given, it shall be sent to

If to the Company: UWM Holdings Corporation 585 South Boulevard E. Pontiac, Michigan 48341 Attention: Matthew Roslin; Rami Hasani Email:mroslin@uwm.com, rhasani@uwm.com	With a copy to (which shall not constitute notice): Greenberg Traurig, P,A. 401 E Las Olas Blvd, Suite 2000 Ft Lauderdale, FL 33301 Attention: Kara MacCullough Email: macculloughk@gtlaw.com
If to the Ishbia Parties: SFS Group Capital, LLC 585 South Boulevard E. Pontiac, Michigan 48341 Attention: Tim Kirby, Mark Tomasik Email:tkirby@517capital.com mtomasik@517capital.com
If to the Oaktree Purchasers:
c/o Oaktree Capital Management, L.P.,
333 S. Grand Ave., 28th Floor,
Los Angeles, California 90071,
Attention: Nicholas Basso; Jordon Mikes; Dante Quazzo;
1.1Email: nbasso@oaktreecapital.com; jmikes@oaktreecapital.com; dquazzo@oaktreecapital.com;

With a copy to (which shall not constitute notice):
Kirkland & Ellis LLP,
601 Lexington Avenue,
New York, New York 10022,
Attention: Sophia Hudson, P.C., Asher Qazi;
Email: sophia.hudson@kirkland.com; asher.qazi@kirkland.com

and to

Kirkland & Ellis LLP,
2049 Century Park East, Ste 3700,
Los Angeles, California 90067,
Attention: Hamed Meshki, P.C.; Michele M. Cumpston, P.C.; Madisson Goorman;
Email: hamed.meshki@kirkland.com; michele.cumpston@kirkland.com; madisson.goorman@kirkland.com.

6.6No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction whose fees the other party would be required to pay (it being understood and agreed that the Company’s obligation to reimburse the Oaktree Purchasers’ Transaction Expenses shall not be deemed to be a breach of the foregoing representation).  Each of the Ishbia Parties, jointly and severally with the other Ishbia Parties, and each Oaktree Purchaser, severally (and not jointly with the Ishbia Parties or any other Oaktree Purchaser), agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Person or any of its respective officers, employees or representatives is responsible (for the avoidance of doubt, excluding, in the case of the Oaktree Purchasers, any Transaction Expenses).
6.7Further Assurances. Following the date of this Agreement, the parties to this Agreement shall cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required under applicable law with respect to the transactions contemplated by this Agreement and/or the other Transaction Agreements, including any required notification and report forms under the HSR Act or the applicable laws of any Governmental Authority required for the transactions contemplated by this Agreement and/or the other Transaction Agreements and any concurrent offering of the Company to the Purchasers or any of their respective Affiliates.
6.8Transaction Expenses. At the Closing, the Company shall pay or reimburse all reasonable and documented out-of-pocket fees, costs, and expenses (including, reasonable fees and disbursements of counsel, reasonable consultant costs and expenses, filing and recording fees, and reasonable costs and expenses associated with business, accounting, asset, tax and legal due diligence, travel, appraisals, valuations, and audits) (the “Transaction Expenses”) incurred by or on behalf of the Oaktree Purchasers, the Company, and their respective Affiliates and Representatives in connection with (i) business, accounting, asset, tax and legal due diligence and (ii) the preparation, negotiation, execution, and delivery of this Agreement, and any and all documentation for the transactions contemplated hereby or pursuant to the Transaction Agreements. Without duplication, the Company will pay any and all transfer, documentary, sales, use registration and other such taxes incurred in connection with this Agreement and the issuance and purchase of Shares and Warrants.
6.9Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Oaktree Purchasers and the Company (and, if such amendment would adversely affect the Ishbia Purchaser in a manner different from the Oaktree Purchasers, by the Ishbia Purchaser), or in the case of a waiver, by the party against whom the waiver is to be effective.
6.10Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
6.11Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.12Entire Agreement. This Agreement (including the Exhibits hereto), the Certificates of Designation and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled; provided, that the Section entitled “Confidentiality” of the Term Sheet, dated July 17, 2026, by and among Oaktree Capital Management, L.P., the Company, Holdings, SFS and Mathew Ishbia shall survive in accordance with its terms and not be superseded hereby.
6.13Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
6.14WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
6.15Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any other Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek specific performance, injunctive and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement and the other Transaction Agreements, without the necessity of proving actual damages or posting a bond or other security, and such right shall be in addition to any other remedy to which such party may be entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason.
6.16Non-Recourse. Except in the case of fraud, this Agreement and the Transaction Agreements may only be enforced against, and any claim or Proceeding based on, arising out of or related to this Agreement or the Transaction Agreements or the negotiation, execution or performance of hereof and thereof may only be brought against, the named parties to this Agreement and the Transaction Agreements, as applicable, and then only with respect to the specific obligations set forth herein or therein with respect to the named parties to this Agreement and the Transaction Agreements. Except in the case of fraud, no Person who is not a named party to this Agreement or the Transaction Agreements, including any past, present or future director, manager, general partner, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate or Representative of any party hereto or thereto or any of their respective Affiliates will have or be subject to any liability or indemnification obligation (whether in contract or in tort) to any Person resulting from (nor will any Person who is not a named party to this Agreement or the Transaction Agreements have any claim with respect to) the transactions contemplated by this Agreement or the Transaction Agreements, in each case, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise; and each party irrevocably waives and releases all such liabilities and obligations against any such Persons.
6.17Interpretation. Notwithstanding the fact that this Agreement and the Transaction Agreements have been drafted or prepared by one of the parties, each of the parties hereto confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement and each Transaction Agreement as the joint agreement and understanding of the parties and the language used in this Agreement and the Transaction Agreements will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. Whenever the words “include,” “includes” or “including” are used in this Agreement or any Transaction Agreement, they will be deemed to be followed by the words “without limitation.” The phrase “to the extent” means “the degree by which” and not “if” for all purposes of this Agreement or any Transaction Agreement. Words denoting any gender will include all genders (including the neutral gender). Where a word is defined in this Agreement or any Transaction Agreement, references to the singular will include references to the plural and vice versa. Where specific language is used to clarify by example a general statement contained in this Agreement or any Transaction Agreement, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. A reference to any party to this Agreement or any other agreement or document will include such party’s successors and permitted assigns. All references to “$” and dollars will be deemed to refer to United States currency unless otherwise specifically provided. All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided and whenever action is required on a day that is not a Business Day such action may be validly taken on the next Business Day. The phrase “date hereof” means the date of this Agreement without giving effect to any amendments, modifications, or supplements hereto. Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including.” All references to an Article, Section, Schedule or Exhibit will be deemed to refer to such Article, Section, Schedule or Exhibit of this Agreement, unless otherwise specified. The terms “hereby,” “hereof,” “herein,” “hereinafter,” “hereunder” and derivative words refer to this entire Agreement, unless the context otherwise requires. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP, and to the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control. The words “shall” and “will” denote a directive and obligation, and not an option. Wherever there is a reference to a Person’s officers, directors, managers, employees, Affiliates, representatives, relatives or other relations, unless the relevant time of determination of such Persons is expressly stated or the context requires otherwise, such reference shall mean such applicable Persons as of any relevant time of determination (which, for illustrative purposes, in the case of a (a) representation or warranty made as of a specific date, shall mean only as of such date, and (b) covenant or agreement given or made on a continuous basis for a durational period, shall mean as of any relevant time of determination within such period).
6.18Obligations of the Purchasers. Except as expressly provided herein, the liabilities and obligations of each Purchaser hereunder shall be several, and not joint, with the liabilities and obligations of the other Purchaser hereunder. As between the Oaktree Purchasers, on the one hand, and the Ishbia Parties, on the other hand, to the extent any Damages arise from the breach or violation by or at the direction of the Ishbia Parties or the Oaktree Purchasers, respectively, the non-breaching Person(s) shall be indemnified and held harmless by the breaching Person(s) for such amounts.
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IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.
COMPANY:
UWM Holdings Corporation

By: /s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer

ISHBIA PARTIES:
SFS GROUP CAPITAL, LLC

By: /s/ Mat Ishbia
Name: Mat Ishbia
Title: Manager
MAT ISHBIA

By: /s/ Mat Ishbia
Name: Mat Ishbia

SFS HOLDING CORP.

By: /s/ Mat Ishbia
Name: Mat Ishbia
Title: Chief Executive Officer

OAKTREE PURCHASERS:
OAKTREE-TCDRS STRATEGIC CREDIT, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
OAKTREE-FORREST MULTI-STRATEGY, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE-TBMR STRATEGIC CREDIT FUND C, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
OAKTREE-TBMR STRATEGIC CREDIT FUND G, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
OAKTREE-TSE 16 STRATEGIC CREDIT, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

INPRS STRATEGIC CREDIT HOLDINGS, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
OAKTREE SPECIALTY LENDING CORPORATION:
By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director
OAKTREE STRATEGIC CREDIT FUND:
By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE ODL - ODA EQUITY HOLDINGS, L.P.:
By: Oaktree Direct Lending Fund GP, L.P.
Its: General Partner

By: Oaktree Direct Lending Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Managing Director

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Managing Director

OAKTREE BLUE CREDIT 1 INVESTMENT FUND, L.P.:
By: Oaktree Blue Credit 1 Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Fund GP IIA, LLC
Its: General Partner

By: Oaktree Fund GP II, L.P.
Its: Managing Member

By: /s/ Jessica Dombroff
Name: Jessica Dombroff
Title: Authorized Signatory

By: /s/ Mary Gallegly
Name: Mary Gallegly
Title: Authorized Signatory
OPPS UWM HOLDINGS, LLC:
By: Oaktree Fund GP, LLC
Its: Manager

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Nicholas Basso
Name: Nicholas Basso
Title: Authorized Signatory
By: /s/ Dante Quazzo
Name: Dante Quazzo
Title: Authorized Signatory

UWMHC GRAND AVENUE PARTNERS, L.P.:
By: Oaktree Real Estate Opportunities Fund IX GP, L.P.
Its: General Partner

By: Oaktree Real Estate Opportunities Fund IX GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Jason Keller
Name: Jason Keller
Title: Managing Director

By: /s/ Ryan Taylor
Name: Ryan Taylor
Title: Managing Director

OAKTREE REAL ESTATE DEBT FUND IV HOLDINGS (DELAWARE), L.P.:
By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Charlie Baxter
Name: Charlie Baxter
Title: Authorized Signatory

By: /s/ Aaron Greenberg
Name: Aaron Greenberg
Title: Authorized Signatory

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.:
By: Oaktree Value Opportunities Fund GP, L.P.
Its: General Partner

By: Oaktree Value Opportunities Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE PHOENIX INVESTMENT FUND, L.P.:
By: Oaktree Phoenix Investment Fund GP, L.P.
Its: General Partner

By: Oaktree Phoenix Investment Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE LONDON LIQUID VALUE OPPORTUNITIES FUND (VOF), L.P.:
By: Oaktree London Liquid Value Opportunities Fund (VOF) GP, L.P.
Its: General Partner

By: Oaktree London Liquid Value Opportunities GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE-COPLEY INVESTMENTS, LLC:
By: Oaktree Capital Management, L.P.
Its: Manager

By: /s/ Steven Tesoriere
Name: Steven Tesoriere
Title: Authorized Signatory

By: /s/ Pavel Kaganas
Name: Pavel Kaganas
Title: Authorized Signatory

OAKTREE SPECIAL SITUATIONS FUND III HOLDINGS (DELAWARE), L.P.:
By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Thomas Casarella
Name: Thomas Casarella
Title: Authorized Signatory

By: /s/ John Dahlem
Name: John Dahlem
Title: Authorized Signatory

OAKTREE HUNTINGTON INVESTMENT FUND II, L.P. (CLASS I):
By: Oaktree Huntington Investment Fund II GP, L.P.
Its: General Partner

By: Oaktree Fund GP LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By: /s/ Thomas Casarella
Name: Thomas Casarella
Title: Authorized Signatory

By: /s/ John Dahlem
Name: John Dahlem
Title: Authorized Signatory

ARGONAUT INSURANCE COMPANY:
By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manager

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

COLONY INSURANCE COMPANY:
By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manage

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

ROCKWOOD CASUALTY INSURANCE COMPANY:
By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manage

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

ARGO RE LTD:
By: Brookfield Asset Management Credit and Insurance Solutions Advisor LLC, acting in its capacity as investment manage

By: /s/ Bryant Mendel
Name: Bryant Mendel
Title: Authorized Signatory

EXHIBITS
Exhibit A-1    –    SERIES A-1 PREFERRED CERTIFICATE OF DESIGNATION
Exhibit A-2    –    SERIES A-2 PREFERRED CERTIFICATE OF DESIGNATION
Exhibit B    –    SCHEDULE OF PURCHASERS
Exhibit C    –    INVESTORS RIGHTS AGREEMENT
Exhibit D    –    LLC AGREEMENT
Exhibit E    –    SUPPORT AGREEMENT
Exhibit F    -    SUPPORT AND BACKSTOP PURCHASE AGREEMENT
Exhibit G-1    -     CLASS A WARRANTS WARRANT AGREEMENT
Exhibit G-2    -     CLASS B WARRANTS WARRANT AGREEMENT
Exhibit H    -     DISCLOSURE SCHEDULE

EXHIBIT A-1
SERIES A-1 PREFERRED CERTIFICATE OF DESIGNATIONS
[See attached.]
A-1

EXHIBIT A-2
SERIES A-2 PREFERRED CERTIFICATE OF DESIGNATIONS
[See attached.]
A-2

EXHIBIT B
SCHEDULE OF PURCHASERS

[See attached.]

B-1

EXHIBIT C
INVESTORS RIGHTS AGREEMENT
[See attached.]

C-1

EXHIBIT D
LLC AGREEMENT
[See attached.]

D-1

EXHIBIT E
SUPPORT AGREEMENT
[See attached.]
E-1

EXHIBIT F
SUPPORT AND BACKSTOP PURCHASE AGREEMENT
[See attached.]

F-1

EXHIBIT G-1
CLASS A WARRANTS WARRANT AGREEMENT
[See attached.]
G-1

EXHIBIT G-2
CLASS B WARRANTS WARRANT AGREEMENT
[See attached.]

G-2

EXHIBIT H
DISCLOSURE SCHEDULE
[See attached.]

H-1